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EXHIBIT 1A-6

MATERIAL CONTRACTS

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1A-6-1

1A-6-2

1A-6-3

1A-6-4

1A-6-5

1A-6-6

1A-6-7

1A-6-8

1A-6-9

1A-6-10

1A-6-11

1A-6-12

1A-6-13

1A-6-14

1A-6-15

1A-6-16

1A-6-17

1A-6-18

1A-6-19

1A-6-20

1A-6-21

1A-6-22

1A-6-23

1A-6-24

1A-6-25

1A-6-26

1A-6-27

1A-6-28

1A-6-29

1A-6-30

1A-6-31